EXHIBIT 99.1

SourceForge Reports First Quarter Fiscal 2009 Financial Results

          Total Revenue Growth -- Up 17 Percent Year-Over-Year
             Record Media Revenue -- Up 23 Percent Year-Over-Year
                       and 14 Percent Sequentially

MOUNTAIN VIEW, Calif., Nov. 25, 2008 (GLOBE NEWSWIRE) -- SourceForge, Inc. (Nasdaq:LNUX), the leader in IT community-driven media and e-commerce, today announced financial results for its first quarter of fiscal 2009, which ended October 31, 2008.

Total revenue for the first quarter of fiscal 2009 grew 17% to $12.1 million, as compared to $10.3 million for the first quarter of fiscal 2008.

On a GAAP basis, net loss for the first quarter of fiscal 2009 was ($0.4) million, or ($0.01) per share, which includes $0.6 million of other income related to the Company's fair value accounting for certain of its assets. This compares to a GAAP net loss of ($1.1) million, or ($0.02) per share, for the same period a year ago.

Non-GAAP income for the first fiscal quarter of fiscal 2009 was $0.1 million, or $0.00 per share, compared to non-GAAP income of $0.9 million, or $0.01 per share, for the same period a year ago. Non-GAAP income excludes stock-based compensation and restructuring charges. A reconciliation of our GAAP net loss as reported to non-GAAP income is included in this release.

Total cash and investments balance at the end of the first fiscal quarter of 2009 was $47.2 million.

"We are pleased that we delivered a solid quarter of revenue growth and met our guidance for the first quarter, while continuing to make progress on our strategic initiatives. Our Online Media business recorded its highest ever revenue quarter - clear evidence that we are executing on our strategy - and our e-commerce business delivered year-over-year double-digit growth," said Bob Neumeister, Interim CEO, SourceForge, Inc. "Although we are mindful of current economic challenges and uncertainties, we remain committed to our key initiatives which are 1) in media to increase engagement, grow our audience, and improve our monetization; and 2) in e-commerce to continue to build our proprietary products and scale our merchandising. We believe these efforts will help to provide long-term shareholder value."

First Quarter Highlights:

Media revenue totaled $5.4 million for the first quarter of fiscal 2009, representing a 23% increase over first quarter of fiscal 2008 revenue of $4.4 million and 14% sequential growth over fourth quarter fiscal 2008 revenue of $4.8 million.

E-commerce revenue totaled $6.7 million for the first quarter of fiscal 2009, representing a 13% increase over first quarter fiscal 2008 revenue of $5.9 million.

Other Media highlights for the first quarter of fiscal 2009 as compared to the fourth quarter of fiscal 2008:

 * Ad Network revenue increased  67%;
 * Premium product revenue grew 85% to $1 million;
 * Media uniques grew 5% to 36 million;
 * RPM increased to  $11.57 from $10.86;
 * Page views increased 7%;
 * Revenue per user increased from $0.55 to $0.59; and
 * Page views per unique remained relatively constant at 4 pages.

Other E-commerce highlights:

 * ThinkGeek shipped 96,000 orders in the first quarter of fiscal
   2009, a 19% increase from the first quarter of fiscal 2008; and
 * Average order size decreased to $69 in the first quarter of fiscal
   2009 from $72 in the first quarter of fiscal 2008.

A conference call and audio webcast will be held at 2:00 p.m. PT or 5:00 p.m. ET on November 25, 2008 and may be accessed by calling 877-407-0782 or 201-689-8567 or by visiting www.sourceforge.com. Replays of both the telephonic audio and audio webcast will be available for 90 days. To access the conference call replay, dial 877-660-6853 or 201-612-7415, referencing replay account 286 and call ID 301621.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, SourceForge also reports non-GAAP financial results. Non-GAAP income from continuing operations and non-GAAP earnings per share from continuing operations reflect income from continuing operations and exclude stock-based compensation expense and restructuring costs. These non-GAAP financial results are provided to enhance the reader's overall understanding of SourceForge's current financial performance and prospects for the future. Specifically, SourceForge believes that non-GAAP results provide useful information to both management and investors by excluding certain expenses that SourceForge believes are not indicative of its core operating results and stock-based compensation. SourceForge considers its core operating results to include revenue recorded in a particular period and the related expenses that are intended to directly drive operating income during that period. In addition, because SourceForge has historically reported non-GAAP results to the investment community, SourceForge believes the inclusion of non-GAAP numbers provides consistency in financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. The method SourceForge uses to produce non-GAAP results is not computed according to GAAP, is likely to differ from the methods used by other companies and should not be regarded as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

These non-GAAP financial results are derived from GAAP income from continuing operations by excluding restructuring charges and stock-based compensation expenses. Restructuring costs are excluded from SourceForge's GAAP financial measures because they represent non-cash charges which are not representative of SourceForge's core operations. With respect to stock-based compensation, SourceForge recognizes expenses associated with stock-based compensation that requires management to make assumptions about SourceForge's common stock such as expected future stock price volatility, the anticipated duration of outstanding stock options and awards and the rate at which SourceForge recognizes the corresponding stock-based compensation expense over the course of future fiscal periods. While other forms of SourceForge expense (such as cash compensation, inventory costs and real estate costs) are reasonably correlated to SourceForge's underlying business and such costs are incurred principally or wholly in the particular fiscal period being reported, stock-based compensation expense is not reasonably correlated to the particular fiscal period in question but rather is based on expected future events that have no relationship (and in certain instances, an inverse relationship) with how well SourceForge currently operates its business.

These non-GAAP financial measures are used by management and investors in addition to and in conjunction with results presented in accordance with GAAP. These non-GAAP financial measures reflect an additional way of viewing aspects of SourceForge's operations that, when viewed with our GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of SourceForge's underlying operational results and trends in our performance. Further, SourceForge believes that the financial analysts who regularly follow and report on SourceForge and the business sector in which SourceForge competes exclude items such as these when analyzing performance relative to guidance, as well as their financial performance estimates and the performance of other sector participants, and in projecting future financial results.

About SourceForge, Inc.

SourceForge's media and e-commerce web sites connect millions of influential technology professionals and enthusiasts each day. Combining user-developed content, online marketplaces and e-commerce, SourceForge is the global technology community's nexus for information exchange, goods for geeks, and open source software distribution and services. SourceForge's network of web sites serves 34 million unique visitors each month* and includes: SourceForge.net, Slashdot, ThinkGeek, Linux.com and freshmeat.net. For more information or to view the media kit online, visit www.sourceforge.com. (*Source: Google Analytics and Omniture, October 2008.)

SourceForge, SourceForge.net, Slashdot, freshmeat, and ThinkGeek are registered trademarks of SourceForge, Inc. in the United States and other countries. All other trademarks or product names are property of their respective owners.

The SourceForge, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3878

NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations, and involve risks and uncertainties. Forward-looking statements contained herein include statements regarding growth strategies and prospects for SourceForge's online media and e-commerce businesses. Actual results may differ materially from those expressed or implied in such forward-looking statements due to various factors, including: SourceForge's ability to attract and retain qualified personnel; success in designing and offering innovative online advertising programs; decreases or delays in online advertising spending, especially in light of current macroeconomic challenges and uncertainty; SourceForge's effectiveness at planning and managing its e-commerce inventory; SourceForge's ability to achieve and sustain higher levels of revenue; SourceForge's ability to protect and defend its intellectual property rights; rapid technological and market change; unforeseen expenses that SourceForge may incur in future quarters; and competition with, and pricing pressures from larger and/or more established competitors. Investors should consult SourceForge's filings with the Securities and Exchange Commission, www.sec.gov, including the risk factors section of its Annual Report on Form 10-K for the fiscal year ended July 31, 2008, for further information regarding these and other risks of SourceForge's business. All forward-looking statements included in this press release are based upon information available to SourceForge as of the date hereof, and SourceForge does not assume any obligations to update such statements or the reasons why actual results could differ materially from those projected in such statements.

                          SOURCEFORGE, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (In thousands, except per share data)
                             (unaudited)

                                                    Three Months Ended
                                                        October 31,
                                                    ------------------
                                                      2008      2007
                                                    --------  --------

 Online Media revenue                               $  5,417  $  4,409
 E-commerce revenue                                    6,668     5,893
                                                    --------  --------
  Net revenue                                         12,085    10,302
                                                    --------  --------

 Online Media cost of revenue                          2,190     1,424
 E-commerce cost of revenue                            5,212     4,329
                                                    --------  --------
  Cost of revenue                                      7,402     5,753
                                                    --------  --------

 Gross margin                                          4,683     4,549
                                                    --------  --------

 Operating expenses:
  Sales and marketing                                  2,152     1,791
  Research and development                             1,480       853
  General and administrative                           2,314     2,256
  Restructuring costs                                     --     1,414
                                                    --------  --------
   Total operating expenses                            5,946     6,314
                                                    --------  --------
 Operating loss                                       (1,263)   (1,765)
 Interest and other income, net                          782       697
                                                    --------  --------
 Loss before income taxes                               (481)   (1,068)
 Provision (benefit) for income taxes                    (36)        2
                                                    --------  --------
   Net loss                                         $   (445) $ (1,070)
                                                    ========  ========

 Net loss per share:
  Basic                                             ($  0.01) ($  0.02)
                                                    ========  ========
  Diluted                                           ($  0.01) ($  0.02)
                                                    ========  ========

 Shares used in computing loss per share:
  Basic                                               67,730    67,401
                                                    ========  ========
  Diluted                                             67,730    67,401
                                                    ========  ========

                          SOURCEFORGE, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (In thousands, except per share data)
                             (unaudited)

                                                    Three Months Ended
                                                        October 31,
                                                    ------------------
                                                      2008      2007
                                                    --------  --------

 Reconciliation of net loss as reported to non-GAAP
  income:

 Net loss - as reported                             $   (445) $ (1,070)
 Non cash charges:
  Stock-based compensation expense included in COGS       62        49
  Stock-based compensation expense included in
   Op Ex                                                 452       480
 Restructuring costs                                      --     1,414
                                                    --------  --------
 Non-GAAP income                                    $     69  $    873
                                                    ========  ========

 Non-GAAP income per share:
  Basic                                             $   0.00  $   0.01
                                                    ========  ========
  Diluted                                           $   0.00  $   0.01
                                                    ========  ========

 Shares used in computing non-GAAP per share
  amounts:
  Basic                                               67,730    67,401
                                                    ========  ========
  Diluted                                             67,801    67,950
                                                    ========  ========

                          SOURCEFORGE, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                           (In thousands)
                             (unaudited)

                                                October 31,  July 31,
                                                   2008        2008
                                                ----------  ----------

                    ASSETS

 Current assets:
  Cash, cash equivalents and short-term
   investments                                  $   36,967  $   42,453
  Accounts receivable, net                           4,754       4,413
  Inventories                                        6,647       2,985
  Prepaid expenses and other current assets          2,588       1,353
                                                ----------  ----------
   Total current assets                             50,956      51,204
 Property and equipment, net                         4,880       4,800
 Long-term investments, including long-term
  restricted cash                                   10,238      11,249
 Other assets                                        8,951       7,280
                                                ----------  ----------
 Total assets                                   $   75,025  $   74,533
                                                ==========  ==========

      LIABILITIES AND STOCKHOLDERS' EQUITY

 Current liabilities:
  Accounts payable                              $    4,012  $    2,783
  Accrued restructuring liabilities                  2,836       2,788
  Deferred revenue                                     420         585
  Accrued liabilities and other                      2,266       2,115
                                                ----------  ----------
   Total current liabilities                         9,534       8,271
 Accrued restructuring liabilities, net of
  current portion                                    1,740       2,444
 Other long-term liabilities                           168         166
                                                ----------  ----------
 Total liabilities                                  11,442      10,881
                                                ----------  ----------

 Stockholders' equity:
  Common stock                                          69          69
  Treasury stock                                      (331)       (193)
  Additional paid-in capital                       801,580     801,066
  Accumulated other comprehensive loss                   3        (597)
  Accumulated deficit                             (737,738)   (736,693)
                                                ----------  ----------
   Total stockholders' equity                       63,583      63,652
                                                ----------  ----------
 Total liabilities and stockholders' equity     $   75,025  $   74,533
                                                ==========  ==========

                          SOURCEFORGE, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (In thousands)
                             (unaudited)

                                                    Three Months Ended
                                                        October 31,
                                                    ------------------
                                                      2008      2007
                                                    --------  --------

 Cash flows from operating activities:
  Net loss                                          $   (445) $ (1,070)
  Adjustments to reconcile net loss to net cash
   used in operating activities:
   Depreciation and amortization                         565       149
   Stock-based compensation expense                      514       529
   Provision for bad debts                               (52)       12
   Provision for excess and obsolete inventory           (23)       10
   Gain on sale of assets                                 --        (1)
   Net gain in fair value of assets                     (601)       --
   Non-cash restructuring expense                         --     1,414
   Changes in assets and liabilities:
    Accounts receivable                                 (289)      710
    Inventories                                       (3,639)   (3,870)
    Prepaid expenses and other assets                 (1,294)     (754)
    Accounts payable                                   1,229     1,573
    Accrued restructuring liabilities                   (656)      159
    Deferred revenue                                    (165)      100
    Accrued liabilities and other                        151      (392)
    Other long-term liabilities                            2      (707)
                                                    --------  --------
     Net cash used in operating activities            (4,703)   (2,138)
                                                    --------  --------
 Cash flows from investing activities:
  Purchase of property and equipment                    (645)     (936)
  Purchase of marketable securities                       (8)  (11,862)
  Sale of marketable securities                           --    15,309
                                                    --------  --------
     Net cash provided by (used in) investing
      activities                                        (653)    2,511
                                                    --------  --------
 Cash flows from financing activities:
  Proceeds from issuance of common stock, net             --        32
  Repurchase of common stock                            (138)      (85)
                                                    --------  --------
     Net cash used in financing activities              (138)      (53)
                                                    --------  --------
 Cash flows from discontinued operations:
  Net cash provided by operating activities               --        24
                                                    --------  --------
     Net cash provided by discontinued operations         --        24
                                                    --------  --------
 Net increase (decrease) in cash and cash
  equivalents                                         (5,494)      344
 Cash and cash equivalents, beginning of period       41,904     8,357
                                                    --------  --------
 Cash and cash equivalents, end of period           $ 36,410  $  8,701
                                                    ========  ========

CONTACT: SourceForge, Inc.
         Patty Morris, Chief Financial Officer
         (650) 694-2164
         ir@corp.sourceforge.com